Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ZOOZ Power Ltd. of our report dated April 30, 2024 relating to the financial statements, which appears in ZOOZ Power Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2023.

Jerusalem, Israel	/s/ Kesselman & Kesselman
July 10, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers
International Limited